UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Allied Healthcare Products, Inc.

  (Name of Registrant as Specified In Its Charter)
N/A

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 8, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 at 9:00 a.m., Central Time, on Thursday, November 8, 2007. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

We hope that you will attend the meeting and look forward to seeing you there.

Sincerely,
John D. Weil
Chairman of the Board

Earl R. Refsland
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, November 8, 2007

To the Stockholders of
Allied Healthcare Products, Inc.:

The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the “Company”), will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 on Thursday, November 8, 2007 at 9:00 a.m., Central Time, for the following purposes:

(1) To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on October 1, 2007 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on October 1, 2007 will be available for inspection during normal business hours from October 22 through November 8, 2007 at the offices of the Company at 1720 Sublette Avenue, St. Louis, Missouri 63110 and will also be available at the meeting.

By Order of the Board of Directors,

Daniel C. Dunn
Vice President — Finance, Chief Financial Officer
Secretary & Treasurer

St. Louis, Missouri
October 8, 2007

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

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QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The Board of Directors provides you these materials so that you may cast your vote knowledgeably on the matters being considered at the annual meeting of stockholders of Allied Healthcare Products, Inc.. The meeting will take place on November 8, 2007.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the election of directors at the annual meeting, the voting process, our corporate governance, the compensation of our directors and most highly paid executive officers, and other required disclosures.

Q:	What is the record date and what does it mean?

A:	The Board has set October 1, 2007, as the record date for the annual meeting. Holders of our Common Stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. If you purchase Common Stock after the record date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on the record date.

Q:	What am I voting on?

A:	The only matter to be voted upon this year is the election of our Board of Directors. Common stockholders may also vote on any other matter that is properly brought before the meeting.

Q:	Who are the nominees for directors?

A:	We have five directors who are standing for election. We describe each director briefly in this Proxy Statement.

Q:	How does the Board recommend I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board.

Q:	What is the proxy card for?

A:	By completing and signing the proxy card, you authorize the individuals named on the card to vote your shares for you. If you grant a proxy, the person(s) named as proxy holder(s) will also have the discretion to vote your shares on any other matter properly presented for a vote at the meeting. If for any unforeseen reason a director nominee is not available to serve, the persons named as proxy holders may vote your shares for another nominee. The proxy holders for this year’s annual meeting are Earl R. Refsland and Daniel C. Dunn.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	A majority of the outstanding shares of our Common Stock must be present in person or represented by proxy in order to have a quorum to conduct business at the annual meeting. Shares voted as “withheld” will be counted as present for purposes of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” for some or all of the nominees.

Q:	What is the voting requirement to elect the directors?

A:	The election of directors at the Annual Meeting will be determined on the basis of the five candidates receiving the highest pluralities of votes cast at the Annual Meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:	We are not aware of any business other than the election of directors to be acted upon at the annual meeting. If you grant a proxy, the person(s) named as proxy holder(s) will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

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Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	If your shares are registered directly in your name with our stock transfer agent, American Stock Transfer and Trust Company, you are considered a stockholder of record and the beneficial owner of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Allied Healthcare, or to vote in person at the meeting. If your shares are held in a stock brokerage account or by a bank, you are still considered the beneficial owner of those shares, but your shares are said to be held in “street name.” Only stockholders of record may vote in person at the meeting.

Q:	How do I vote if my shares are held in “street name”?

A:	If your shares are held in street name, you will receive a form from your broker or bank seeking instruction as to how your shares should be voted.

Q:	What should I do if I receive more than one proxy card?

A:	It is important that you complete, sign, and date each proxy card and each voting instruction card that you receive because they represent different shares.

Q:	What if I submit a proxy card and then change my mind as to how I want to vote?

A:	If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date, by providing our Secretary with written notice of revocation of your proxy, or by attending the meeting and casting your vote in person. To change your vote for shares you hold in street name, you will need to follow the instructions in the materials your broker or bank provides you.

Q:	Where can I find the voting results of the annual meeting?

A:	Since the only matter expected to be voted upon is the election of directors in an uncontested meeting for which proxies are solicited in accordance with Rules of the Securities and Exchange Commission (“SEC”), no announcement of results or specific vote tallies is expected. If other matters are voted upon or if a nominee other than the director candidates named herein is elected, we will issue a press release and the details of the voting will be set forth in our quarterly report on Form 10-Q to the SEC for the fiscal quarter ending December 31, 2007.

Q:	Whom may I call with questions about the annual meeting?

A:	For information about your stock ownership, or for other stockholder services, please contact Shareholder Relations, at 314-771-2400, extension 604. For information about the meeting itself, please contact Daniel C. Dunn, our Secretary, at 314-771-2400.

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ALLIED HEALTHCARE PRODUCTS, INC.
1720 Sublette Avenue
ST. Louis, Missouri 63110

ANNUAL MEETING OF STOCKHOLDERS
Thursday, November 8, 2007

INTRODUCTION

SOLICITATION AND REVOCATION OF PROXIES

The Board of Directors of Allied Healthcare Products, Inc., a Delaware corporation (the “Company”), is sending you this Proxy Statement to solicit proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Central Time, Thursday, November 8, 2007, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110. You may revoke this proxy at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

This proxy material is first being sent to stockholders on or about October 8, 2007.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record at the close of business on Monday, October 1, 2007 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 7,883,577 shares of common stock, $.01 par value (“Common Stock”), each of which is entitled to one vote. No cumulative voting rights exist under the Company’s Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company’s Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”

For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and “broker non-votes” (described below) will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company’s By-laws, the election of directors at the Annual Meeting will be determined on the basis of the five candidates receiving the highest pluralities of votes cast at the Annual Meeting. Any other matters submitted for consideration at the Annual Meeting requires the affirmative vote of the holders of a majority of the Company’s Common Stock represented and voting at the Annual Meeting for approval. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the brokers don’t have discretionary voting authority and haven’t received instructions from the beneficial owners on how to vote on those proposals are called “broker non-votes.” Whether brokers have discretionary voting authority in the absence of explicit grants of such authority by their customers is governed by regulations of stock exchanges of which the brokers are members or by applicable state law. The Company does not believe that “broker non-votes” will materially affect any matter expected to be presented at the meeting.

ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of five members. The stockholders will vote at the 2007 Annual Meeting for the election of five directors for the one-year term expiring at the Annual Meeting of Stockholders in 2008. There are no family relationships among any directors or executive officers of the Company.

The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

The Board of Directors recommends voting “FOR” each of the nominees named below.

The following material contains information concerning the nominees for election as Directors.

Name of Nominee	Age	Principal Occupation	Director Since

Judith T. Graves	60	Retired	February 2004
Joseph E. Root	62	Attorney	October 2006
William A. Peck	74	Director, Center for Health Policy, School of Medicine, Washington University, St. Louis, Missouri	April 1994
Earl R. Refsland	64	President and Chief Executive Officer of the Company, St. Louis, Missouri	September 1999
John D. Weil	66	Private Investor	August 1997

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

Ms. Graves retired as the Assistant Director for Administrative Services and Controller to the Board of Commissioners of the Saint Louis Art Museum. Prior to assuming expanded responsibilities, Ms. Graves had been the Museum’s Director of Finance and Controller to the Board of Commissioners since 1984.

Mr. Root is an attorney and has been of counsel to the Haynes Beffel & Wolfeld LLP firm in Half Moon Bay, California, since September 2005. Mr. Root practices in the field of intellectual property, technology and patent law. From 2002 until joining Haynes Beffel & Wolfeld, he assisted in establishing the intellectual property department of SAP based in Palo Alto, California, and as Senior IP Counsel to SAP AG. SAP AG, a NYSE listed company, is a German headquartered, worldwide leader in enterprise management software. During the 2000 to 2002 period, Mr. Root served as general counsel and corporate secretary to two affiliate public companies: Fidelity National Information Systems and Micro General Corp. From 1995 until 2000 he was General Counsel of Marquip, Inc. in Phillips, Wisconsin. Prior to those positions he served as an attorney specializing in intellectual property litigation and technology matters with Johnson Controls, Inc., RJR-Nabisco, Inc. and in private practice with New York offices of the Bryan Cave and Kenyon & Kenyon firms.

Dr. Peck is currently serving as the Wolff Distinguished Professor at Washington University and Director of the Center for Health Policy. From 1993 to June 2003, Dr. Peck served as Executive Vice Chancellor for Medical Affairs at Washington University and from 1989 to June 2003, Dean of the School of Medicine at Washington University, St. Louis, Missouri.

Mr. Refsland has served as President and Chief Executive Officer of the Company since September 1999. From February 1999 to January 2000, Mr. Refsland served as Director and Chairman of the Board of Andros Technologies. From May 1995 to March 1998, Mr. Refsland served as President and CEO of Photometrics Limited. Mr. Refsland previously served as Chief Executive Officer and member of the Board of Directors of Allied Healthcare Products, Inc. from 1986 to 1993.

Mr. Weil has served as President of Clayton Management Co. since 1973. Mr. Weil currently serves as a director of Pico Holdings, Inc and Baldwin & Lyons, Inc. Mr. Weil also serves as a member of the Board of Trustees of Washington University, St. Louis, Missouri, and as Commissioner of the St. Louis Art Museum.

If you sign and return the proxy form and do not specify otherwise, we will vote your shares for the election of the five nominees listed above.

Board of Director Independence

The Board has determined that each of the current Directors and the nominee standing for election is independent within the meaning of Company’s director independence standards, which reflect the NASDAQ National Market (“NASDAQ”) director independence standards, as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the members of each of the committees is independent within the meaning of the Sarbanes-Oxley Act of 2002 (Audit Committee) and the NYSE committee independence standards (Audit, Compensation and Nominating/Corporate Governance Committees).

Board Meetings — Committees of the Board

The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 2007. The Board of Directors presently maintains a Compensation Committee, an Audit Committee and a Governance and Nominating Committee.

The Compensation Committee consists of Messrs. Weil, Root, Peck and Madam Graves. This committee reviews and approves the Company’s executive compensation policy, administers the Company’s incentive compensation bonus plan and makes recommendations concerning the Company’s employee benefit policies and stock option plans in effect from time to time. The Compensation Committee held one meeting during the fiscal year ended June 30, 2007. The Compensation Committee does not have a charter, but in the course of performing its duties, the committee adheres to the Company’s Corporate Governance Principles, a copy of which is available on the Company’s website: www.alliedhpi.com.

The Audit Committee consists of Messrs. Root, Peck and Madam Graves. The Charter for the Audit Committee is available on the Company’s web site: www.alliedhpi.com. This committee recommends engagement of the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls. The Audit Committee held three meetings during the fiscal year ended June 30, 2007. The Board of Directors has determined that nominees for director should meet all the criteria that have been established by the Board of Directors and the Nomination, Compensation and Governance Committee for board membership and not just have certain specific qualities or skills, like those that would qualify a nominee as an “audit committee financial expert.” Accordingly, the Board of Directors believes that it is not in the best interests of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications sought. The Audit Committee consists of three independent directors, each of whom has been selected for the Audit Committee by the Board of Directors based on its determination that they are fully qualified to monitor the performance of management, internal accounting operations and the independent public accountants, and are fully qualified to monitor the disclosures of the Company to the end that they fairly present its financial condition and results of operations. Although one or more of the members of the Audit Committee meets, in the Company’s opinion, the SEC definition of an “audit committee financial expert,” the Board of Directors has decided not to designate any one of them as such. In addition, the Audit Committee has the ability on its own to retain other independent public accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is fully equivalent to having an “audit committee financial expert” on the Audit Committee.

The Governance and Nominating Committee consists of Messrs. Weil, Root, Peck and Madam Graves. This committee recommends nominees to fill vacancies on the Board of Directors. The Governance and Nominating Committee did not hold a meeting during the fiscal year ended June 30, 2007, but did act by unanimous consent in connection with the addition of Mr. Root to the Board of Directors in October of 2007. The Governance and Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2008 if such nominations are submitted in writing to the Company’s headquarters Attention: Governance and Nominating Committee, no later than June 1, 2008. The Governance and Nominating Committee does not have a charter, but in the course of performing its duties, the committee adheres to the Company’s Corporate Governance Principles, a copy of which is available on the Company’s website: www.alliedhpi.com.

Compensation of Directors

Each director who is not an employee of the Company is entitled to receive an annual fee of $15,000 for his services as a director and additional fees of $1,000 for attendance at each meeting of the Board of Directors and $350 for attendance at each meeting of committees of the Board of Directors. The Audit Committee Chairman is entitled to receive an additional annual fee of $1,000. Directors are also entitled to reimbursement for their expenses in attending meetings.

In 1995, the Company’s stockholders approved and adopted the 1995 Stock Option Plan for Directors (the “1995 Directors’ Plan”) to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries. The 1995 Directors’ Plan granted options to directors on a formula basis at the time of initial election to the board, for service on certain board committees and for reelection to the board. Options outstanding under the 1995 Directors’ Plan are subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares. The options are treated as non-qualified options for federal income tax purposes such that any value in the option is taxable as ordinary income as of the date of exercise. The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time).

As adopted, the 1995 Directors’ Plan was intended to provide formula awards in accordance with certain then-applicable exemptive rules of the SEC and is administered by the Board of Directors, which may delegate administration thereof to a committee of the Board. The 1995 Directors’ Plan expired in accordance with its terms prior to the 2005 Annual Meeting of Stockholders. Options generally expire ten years from date of grant and the expiration of the 1995 Directors’ Plan had no impact on outstanding options.

Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock were granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. An option to purchase an additional 5,000 shares of Common stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

In addition, the 1995 Directors Plan provided that options to purchase 1,000 shares of Common stock were granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a Committee maintained by the Board of Directors from time to time. These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

Following termination of the 1995 Directors’ Plan, the Board adopted and the stockholders approved at the 2006 Annual Meeting, the Allied Healthcare Products Inc. Incentive Stock Plan for Non-Employee Directors (the “2005 Directors’ Plan”). That Plan permits the Board discretion in continuing formula stock option grants on the basis used in the 1995 Directors’ Plan or alternative forms of equity interests as discussed below.

Director Compensation

The following table sets forth the compensation we paid to our non-employee directors for their service in fiscal year 2007.

					Change in
					Pension Value
					and
			Option	Non-Equity	Nonqualified
	Fees Earned	Stock	Awards	Incentive Plan	Deferred	All Other
	or Paid in	Awards	($)	Compensation	Compensation	Compensation	Total
Name	Cash($)	($)	[1]	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Judith T. Graves	$21,400		$12,943				$34,343
Joseph E. Root	$14,950		$5,843				$20,793
William A. Peck	$20,400		$6,503				$26,903
John D. Weil	$20,400		$5,143				$25,543

Note 1: Reflects dollar value of option awards for financial reporting purposes.

Indemnification and Limitation of Liability

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director’s duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company’s By-laws provide for the indemnification of the Company’s directors and officers, to the full extent permitted by the Delaware General Corporation Law. The company also has indemnification agreements with each officer and director providing for contractual indemnification substantially similar in scope to the provisions of the By-Laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

This section describes (i) people who beneficially own 5% or more of our voting stock; and (ii) how much stock our directors and executive officers own.

Voting Stock Owned by “5% Beneficial Owners.”

The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of August 31, 2007, based upon filings by such persons with the SEC under applicable provisions of the federal securities laws. As of the close of business on August 31, 2007, there were 7,883,577 shares of Common Stock outstanding. Counting each share only once, the aggregate number of shares of Common Stock beneficially owned by the people in this table is 5,978,633 shares, or 76% of our outstanding Common Stock.

	Shares Owned		Percent of
Name and Address of Beneficial Owner	Beneficially		Outstanding Shares

John D. Weil	3,094,414	(1)	39.2%
200 North Broadway, Suite 825 St. Louis, MO 63102
Wells Fargo & Company	1,178,712	(2)	15.0%
420 Montgomery Street San Francisco, CA 94104
Dimensional Fund Advisors Inc.	497,507	(3)	6.3%
1299 Ocean Avenue, 11th Floor Santa Monica, Ca 90401
Earl R. Refsland	724,300	(4)	8.6%
1720 Sublette St. Louis, MO 63110
Royce & Associates, LLC	483,700	(5)	6.1%
1414 Avenue of the Americas New York, NY 10019

(1)	Mr. Weil directly owns 13,250 shares (including 4,000 shares held in his IRA account) and is deemed to have direct ownership of an additional 15,750 shares under options, issued pursuant to the Company’s Director Plans, which were exercisable at August 31, 2007, or will become exercisable within 60 days thereafter. Mr. Weil’s spouse is the owner of 26,300 shares and his adult son is the owner of 10,000 shares; Mr. Weil disclaims any economic interest in such shares and the shares held by his son are not included in the total set forth above. The remaining 3,039,114 shares reflected in the table are owned by Woodbourne Partners L.P., a private investment partnership of which Clayton Management Company is the general partner. Mr. Weil is the sole director and stockholder of Clayton Management Company and as such has sole voting and dispositive power with respect to such shares.

(2)	Holdings reported on Form 13G as of January 31, 2007.

(3)	Holdings reported on Form 13G as of February 1, 2007.

(4)	Includes 542,000 shares deemed owned as a result of exercisable options.

(5)	Holdings reported on Form 13G as of January 17, 2007.

Stock Beneficially Owned by Management and Nominees.

The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of August 31, 2007. As of the close of business on August 31, 2007, there were 7,883,577 shares of Common Stock outstanding. In computing the aggregate number of shares and percentages owned by all directors and executive officers as a group, which includes shares owned by persons not named in the table, we counted each share only once.

	Shares Owned		Percent of
Name and Address of Beneficial Owner	Beneficially		Outstanding Shares

Earl R. Refsland	724,300	(1)	8.6%
Director and Chief Executive Officer
John D. Weil	3,094,414	(2)	39.2%
Chairman of the Board of Directors
William A. Peck, M.D.	12,000	(3)	*
Director
Joseph E. Root	2,000	(4)	*
Director
Judith T. Graves	8,500	(5)	*
Director
Eldon P. Rosentrater	37,000	(6)	*
Vice President — Administration/Corporate Planning
Daniel C. Dunn	31,306	(7)	*
Vice President — Finance, Chief Financial Officer and Secretary
Richard A. Setzer	7,500	(8)	*
Vice President — Sales and Marketing
Robert B. Harris	7,500	(8)	*
Vice President — Operations
All directors and executive officers as a group (9 persons)	3,924,520		46.0%

*	Less than 1.00%.

(1)	Includes 542,000 shares deemed owned as a result of exercisable options.

(2)	See footnote concerning Mr. Weil’s beneficial ownership in preceding table.

(3)	Includes 12,000 shares deemed owned as a result of exercisable options.

(4)	No shares deemed owned as a result of exercisable options.

(5)	Includes 8,000 shares deemed owned as a result of exercisable options.

(6)	Includes 32,000 shares deemed owned as a result of exercisable options.

(7)	Includes 30,000 shares deemed owned as a result of exercisable options and 506 shares held in an independent stock ownership program.

(8)	Includes 7,500 shares deemed owned as a result of exercisable options.

EXECUTIVE OFFICERS

This section provides information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of Directors:

Name	Age	Position(s)

September 28, 2007
Earl R. Refsland	64	Director, President and Chief Executive Officer(1)
Richard A. Setzer	51	Vice President — Sales and Marketing(2)
Eldon P. Rosentrater	53	Vice President — Administration/Corporate Planning(3)
Robert B. Harris	50	Vice President — Operations(4)
Daniel C. Dunn	48	Vice President — Finance, Chief Financial Officer Secretary & Treasurer(5)

(1)	Mr. Refsland has been Director, President and Chief Executive Officer of the Company since September, 1999.

(2)	Mr. Setzer has been Vice President — Sales and Marketing of the Company since November 1, 2005. He previously held the position of Global Integration Manager for the Health Imaging Division of Eastman Kodak from 2003 to 2005. Prior to that time, Mr. Setzer held the position of Vice President of Sales at Fuji Medical Systems USA from 2002 to 2003.

(3)	Mr. Rosentrater has been Vice President-Administration/Corporate Planning of the Company since March, 2003. He previously held the position of Vice President — Operations from October 1999 to 2003. Prior to that time, Mr. Rosentrater held the positions of Assistant to the President from 1998 to 1999; Director of Information Technologies from 1995 to 1998; Director of Business Development from 1993 to 1995 and Group Product Manager from 1989 to 1993.

(4)	Mr. Harris has been Vice President — Operations since July, 2006. He previously held the positions for Command Medical Products, Inc. of Vice President — Operations from January 2002 to January 2006 and Director of Operations from October 1999 to December 2001. Prior to that time, Mr. Harris held the position of Plant Manager for Sherwood Medical, a subsidiary of Tyco Healthcare from 1997 to 1999.

(5)	Mr. Dunn has been Vice President — Finance, Chief Financial Officer, Secretary and Treasurer since July, 2001. He previously held the position of Director of Finance at MetalTek International from 1998 to 2001. Prior to that time, Mr. Dunn held the position of Corporate Controller at Allied Healthcare Products, Inc. from 1994 to 1998.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee.

The Compensation Committee, composed entirely of non-employee members of the Board of Directors, reviews, recommends and approves changes to the Company’s compensation policies and program for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company’s stock option plans and agreements and recommends to the Board of Directors annual or other grants to be made in connection therewith.

In the Committee’s discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company’s other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

Policy and Objectives.

Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management’s remuneration, benefits and perquisites with the economic well being of the Company. Basically, the Committee seeks the successful implementation of the Company’s business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company’s operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should enhance stockholder value. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance.

Components of Compensation

The Company offers the following compensation and employee benefits to those executive officers whose names appear in the Summary Compensation Table on page 11 (our “Named Executive Officers” or “NEOs”):

Base Salary.  Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance. Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance. In addition, the Committee compares salary data for similar positions in companies that match the Company’s size in sales and earnings and utilizes such data as a factor in setting base salaries. Specific reference is made to compensation market studies published by Salaries.com. The Committee approves base salary adjustments for the executive officers, including the chief executive officer.

Mr. Refsland’s Base Salary and Changes.  Mr. Refsland’s employment agreement calls for a minimum annual base salary of $355,000 plus participation in incentive awards (in cash or securities) as may be granted in the Board’s discretion upon recommendations or approvals by the Compensation Committee of the Board of Directors. The Annual Salary may be increased in future periods but may not be reduced below $355,000 without Mr. Refsland’s consent.

For potential base salary changes for Mr. Refsland, the Compensation Committee reviews Mr. Refsland’s performance. The review includes, but is not necessarily limited to, leadership competencies and other core values, executive retention results, and other contributions toward achievement of the Company’s strategic plan and objectives. The Committee also takes into account other considerations such as Mr. Refsland’s base salary history and its relationship to that of other NEOs, as well as the competitive position of his base salary compared to the peer group. Except in connection with the negotiation of his employment agreement,

Mr. Refsland has not had any direct input to the Compensation Committee relative to increases in his base salary.

INCENTIVE COMPENSATION.

General.  We provide our executives with both short-term and long-term performance-based incentive compensation opportunities in the form of both cash and equity awards. We use the 1999 Incentive Stock Option Plan (the “Plan”) to grant equity based awards in the form of stock options. Officers and employees of the Company, its subsidiaries and affiliates are eligible to participate in the Plan.

Within 60 days after the start of the fiscal year, the Compensation Committee establishes performance goals for the NEOs and corresponding awards that may be earned as short-term incentive compensation. After the completion of the relevant performance period, the Committee determines whether the applicable targets have been achieved and the amounts, if any, payable to the NEOs. Performance goals are limited to certain Company, affiliate, operating unit or division financial performance measures. Performance goals may be expressed on an absolute or relative basis, and may exclude certain items deemed appropriate by the Committee.

Cash Incentive Compensation.  To reward achievement of financial performance goals during the fiscal year, the chief executive officer and other NEOs are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on an assessment of each participant’s relative role in achieving the annual financial objectives of the Company as well as each such person’s contributions of a strategic nature in maximizing stockholder value.

We intend short-term annual incentive programs to help drive an executive’s performance in a given year by focusing on key goals. These goals are designed to maximize the results of their efforts for the Company and are directly linked to implementing the Company’s strategic plan and objectives. Since we regard the strategic plan’s goals to be confidential for competitive reasons, specific individual goals are not disclosed. Each goal has a threshold, target and exceptional performance level and payment amount.

For each goal for other executives, the Compensation Committee sets a threshold level of achievement, usually at 80-90% of target. For performance below threshold level for any goal, there is no payment. For payment for performance between threshold and target, we use straight-line interpolation to establish the payment amount. We extend straight-line interpolation from target through maximum to determine payment for performance above target.

In August of each year, our CEO and the Vice President of Administration and Corporate Planning, present proposed NEO grids to the Committee for review and approval. After the performance year is completed, the Committee, verifies the internal computation for short-term annual cash incentives for NEOs.

As indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table found on page 12, no awards of cash incentive compensation were earned or paid to our NEOs for fiscal year 2007.

Stock-Based Incentive Compensation.  The Company has established a 1991 Employee Non-Qualified Stock Option Plan, a 1994 Employee Stock Option Plan, and a 1999 Incentive Stock Option Plan (collectively the “Employee Plans”). Our Employee Plans provide a long-term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders’ level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company’s Common Stock. Awards under the Plan are generally made to executive staff upon hiring and are reviewed periodically, but not annually, thereafter. Awards under the Plan are intended to provide a longer term incentive to performance.

Please see the “Option Awards” column of the Summary Compensation Table found on page 11, and the columns related to equity awards of the Grants of Plan-Based Awards Table found on page 12, and the entire Outstanding Equity Awards as of June 30, 2007 table found on page 13 for more information on the stock based portion of incentive compensation we pay to our NEOs.

POST-TERMINATION COMPENSATION AND BENEFITS.

We maintain a qualified 401(k) savings plan for most salaried employees. Subject to a maximum the IRS sets annually ($15,500 for calendar 2007), participants in our 401(k) savings plan may contribute between 1% and 60% of their compensation to their savings plan accounts. The Company’s contribution consists of a match of participant’s contributions, currently 2% (on the first 8% of the employee’s contribution), and an additional 2% on the participant’s annual compensation. All contributions vest immediately. At termination, the vested balances under a qualified 401(k) saving plan become available to the terminated participant.

An executive must be employed with the Company at the time the measurement is made for the receipt of any incentive awards. An executive who terminates employment prior to the measurement date for an award (other than for retirement) forfeits all rights to the award. For executives who terminate employment prior to retirement age, unvested grants of stock options are forfeited.

The Company has entered into agreements with Mr. Refsland and other key executives, including the NEOs, granting them payments upon a change of control of the Company. These arrangements are intended to promote stability and continuity of senior management. Information on applicable payments under such agreements for NEOs is contained under the heading “Severance and Change in Control Benefits” on page 14.

We believe these programs further our goal of attracting and retaining top executive talent, and serve to encourage executives to make long-term career commitments to us.

Compensation Policies and Practices.

Equity Award Grants.  We set the grant date of any award made by the Company to be the date of the Board meeting at which such award was approved, and the grant price to be the closing price of the relevant class of our common stock on the grant date. We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material non-public information. We have never re-priced or back-dated options granted under any of our equity compensation plans.

Compensation Recoupment; Adjustments Based on Prior Awards.  Inasmuch as our cash incentive compensation program does not include a deferred payment feature, we do not have a policy that requires the adjustment or recovery of awards or payments made to our executive officers if the performance measures on which such awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Perquisites and Employee Benefits.  We provide our NEOs with certain employee benefits that are generally available to all salaried employees including Company-paid group term life insurance equal to two times annual cash compensation excluding bonuses, Company contributions up to 4% to a 401(k) savings plan, medical and dental plans. In addition, we provide certain of our NEOs with a Company-leased automobile, including automobile insurance, with a total lease value that varies by executive level. We believe these benefits further our goal of attracting and retaining top executive talent. For more detail on these benefits, please see the “All Other Compensation” column of the Summary Compensation Table found on page 11.

Compensation Committee Report.

We, the Compensation Committee of the Board of Directors of Allied Healthcare Products, Inc., have reviewed and discussed with Company management the Compensation Discussion and Analysis set forth above, and based upon such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Judy T. Graves
William A. Peck
Joseph E. Root
John D. Weil

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None of the members of the Company’s Compensation Committee (i) were, during the fiscal year, an officer or employee of the Company; (ii) were formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions. The Company’s Code of Conduct sets forth the Company’s policies concerning transactions with directors, officers and employees. The Code of Conduct can be found at our website: www.alliedhpi.com.

None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

COMPENSATION DATA

Summary Compensation Table

The following table shows the compensation paid to the Company’s NEO’s for the fiscal year ended June 30, 2007.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name & Principal				Stock	Option	Plan	Compensation	Other		Total
Position	Year	Salary($)(1)	Bonus	Awards	Awards(2)	Compensation	Earnings	Compensation(3)		Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Earl R. Refsland President and Chief Executive Officer	2007	$354,637	—	—	—	—		$31,319	(2)	$385,956
Daniel C. Dunn Vice President — Finance and Chief Financial Officer	2007	$159,808	—	—	—	—	—	$20,271		$180,079
Eldon P. Rosentrater Vice President — Administration / Corporate Planning	2007	$149,750	—	—	—	—	—	$7,274		$157,024
Richard A. Setzer Vice President — Sales and Marketing	2007	$181,461	$9,000	—	$26,476	$8,196	—	$22,855		$247,988
Robert B. Harris Vice President Operations	2007	$143,077	—	—	$16,449	—	—	$43,411		$202,937

(1)	Includes amounts deferred under the 401(k) feature of the Company’s Retirement Savings Plan.

(2)	In accordance with FAS 123R, stock option expense is based on the grant date fair value of the options awarded, with the fair value determined using the Black-Scholes option-pricing model. For the 2007 valuation, the Black-Scholes model assumed an expected option term of 6.2 years, an expected volatility of 41%, a risk free interest rate of 4.7% and no dividend yield.

Please see Note 2 on page 38 of the Company’s 2007 annual report to shareholders regarding employee stock-based compensation.

(3)	All Other Compensation in the Summary Compensation Table above includes the following components:

	All Other Compensation
	Fiscal Year 2007
	401k Match /	Life / Disability	Car		Tax	Total Other
Name	Contribution	Insurance	Allowance	Relocation	Gross-ups	Compensation

Earl R. Refsland	$9,328	$8,039	$4,837		$9,115	$31,319
Daniel C. Dunn	$6,392	$774	$7,352		$5,753	$20,271
Eldon P. Rosentrater	$5,388	$1,104	$—		$782	$7,274
Richard A. Setzer	$7,619	$883	$12,885		$1,468	$22,855
Robert B. Harris	$3,011	$234		$40,000	$166	$43,411

In August, 2007, annual base salaries of the NEOs were increased to the following respective levels: Mr. Refsland, $380,000; Mr. Dunn, $176,000; Mr. Setzer, $195,000; Mr. Harris, $170,000; and Mr. Rosentrater, $157,500.

Grants of Plan-Based Awards

The following table sets forth the individual Plan-Based awards for each of the NEOs during fiscal year 2007. The exercise or base price of any equity-based award was equal to the fair market value of the shares on the date of grant, as determined by the Board of Directors.

										All
									All	Other		Grant
									Other	Option		Date
									Stock	Awards:	Exercise	Fair
									Awards:	Number of	or Base	Value of
			Estimated Future Payouts						Number of	Securities	Price of	Stock
			Under Non-Equity			Estimated Future Payouts			Shares of	Underlying	Option	and
	Grant		Incentive Plan Awards			Under Equity Incentive Plan Awards			Stock or	Options	Awards	Option
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	(#)	($/sh)	Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Earl R. Refsland	8/28/06	(1)	$30,000	$60,000	$300,000
Daniel C. Dunn	8/28/06	(1)	$10,000	$20,000	$100,000
Eldon P. Rosentrater	8/28/06	(1)	$10,000	$20,000	$100,000
Richard A. Setzer	8/28/06	(2)	$0	$100,000	$200,000
Robert B. Harris	8/28/06	(1)	$10,000	$20,000	$100,000					30,000	$5.18	$75,600
	8/28/06	(3)

(1)	Grant of potential cash payment was pursuant to Allied Healthcare Products, Inc. Cash Incentive Plan. No awards were earned for the year ended June 30, 2007.

(2)	Grant of potential cash payment was pursuant to Allied Healthcare Products, Inc. Cash Incentive Plan. $8,196 was earned for the year ended June 30, 2007.

(3)	Grant of stock options were pursuant to Allied Healthcare Products, Inc. 1999 Incentive Stock Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards as of June 30, 2007 for each NEO.

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
								Number of	Value of
			Equity					Unearned	Unearned
			Incentive			Number of		Shares,	Shares,
		Number of	Plan Awards:			Shares or	Market	Units or	Units
	Number of	Securities	Number of			Units of	Value of	Other	or Other
	Securities	Underlying	Securities			Stock	Shares of	Rights	Rights
	Underlying	Unexercised	Underlying			that	Stock	That	That
	Unexercised	Options	Unexercised	Option		Have	That	Have	Have
	Options	(#)	Unearned	Exercise	Option	Not	Have	Not	Not
	(#)	Unexercisable	Options	Price	Expiration	Vested	Not	Vested	Vested
Name	Exercisable	(1)	(#)	($)	Date	(#)	Vested ($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Earl R. Refsland	542,000			$2.00	9/7/09
Daniel C. Dunn	30,000			$3.40	11/13/11
Eldon P. Rosentrater	2,000			$7.25	2/9/08
	30,000			$3.35	4/9/11
Richard A. Setzer	7,500	22,500		$5.25	11/16/15
Robert B. Harris		30,000		$5.18	8/28/16

(1)	Options become exercisable in four equal installments each year beginning on the first anniversary of the grant date.

All options to purchase shares of the Company’s stock held by the NEOs or by Directors of the Company have been issued pursuant to stock option plans submitted for approval by the Company’s Shareholders. The Company does not maintain any stock option or similar compensatory plan not approved by the Company’s Shareholders.

Number of Shares of
	Number of Shares of		Common Stock
	Common Stock to be	Weighted Average Exercise	Remaining Available for
	Issued Upon Exercise of	Price of Outstanding	Future Issuance Under
	Outstanding Options,	Options, Warrants and	Equity Compensation
Plan Category	Warrants and Rights	Rights	Plans

Equity compensation plans approved by stockholders	732,750	$2.72	448,000
Equity compensation plans not approved by stockholders	none	none	none

Totals	732,750	$2.72	448,000

Option Exercises and Stock Vested

No options were exercised by any of the NEOs during the fiscal year ended June 30, 2007. The Company did not have outstanding any restricted stock awards subject to vesting during the year ended June 30, 2007.

Nonqualified Deferred Compensation

The Company does not have any non-qualified deferred compensation arrangements with any NEO.

Executive Employment Agreement

On March 16, 2007, the Company entered into an Employment Agreement with Mr. Refsland. The agreement replaced Mr. Refsland’s previous agreement.

The agreement provides that Mr. Refsland will serve as President and Chief Executive Officer for an initial term of three years, which term will be automatically renewed and extended for successive one year periods thereafter unless either Mr. Refsland or the Company gives notice of no renewal not less than 30 days prior to any such renewal. The agreement may be terminated by the Company in the event of Mr. Refsland’s death or disability or unilaterally with or without “Cause” (as defined).

Severance and Change of Control Benefits

MR. REFSLAND’S AGREEMENT

In the event of a termination of Mr. Refsland’s employment without cause (or in the event that Mr. Refsland terminates employment with “Good Reason” (as defined in the agreement)), Mr. Refsland is entitled to continued compensation at his then annual salary for two years and with entitlement continuation of fringe benefits during that period. “Good Reason” generally includes changes in the scope of his duties or location of employment but also includes (i) the Company’s written election not to renew the Employment Agreement and (ii) certain voluntary resignations by Mr. Refsland following a “Change of Control” as defined in the Agreement. A “Change of Control” means

(a) the acquisition by a person other than Clayton Management Company (or any other person or entity controlled by or under common control with John D. Weil or by a trustee or personal representative designated by said John D. Weil) of beneficial ownership of more than fifty percent (50%) of the outstanding common stock of the Company (as beneficial ownership is determined under Section 13(d) of the Securities Exchange Act); or

(b) a merger or consolidation with another company or entity (regardless of whether the Company of another entity is the surviving or resulting entity of such merger or consolidation) other than a merger or consolidation in which immediately upon giving effect to such merger or consolidation, the persons who were holders of the common stock of the Company immediately prior thereto continue to be the holders of at least sixty percent (60%) of the surviving or resulting entity; or

(c) a sale of all or substantially all the assets and operations of the Company to a successor entity.

CHANGE OF CONTROL BENEFITS FOR OTHER NEOS.

In addition to Mr. Refsland’s employment agreement, on March 16, 2007, the Company has entered into agreements with Messrs. Dunn, Rosentrater, Setzer, and Harris, all of whom remain at will employees, providing that in the event of such a Change of Control (as defined above) and in the further event such officer’s employment is terminated by the Company or any successor or is voluntarily terminated by the executive as the result of a change in the scope or location of the officer’s duties, then such officer shall be entitled to receive a lump sum payment of one year’s salary (net of required withholding) in lieu of any other severance applicable to such termination.

FIVE YEAR PERFORMANCE GRAPH

The following graph compares the cumulative 5-year total return attained by shareholders on Allied Healthcare Products, Inc.’s common stock relative to the cumulative total returns of the NASDAQ Composite index, and a customized peer group of four companies that includes: Chad Therapeutics Inc, Criticare Systems Inc, Invacare Corp. and Respironics Inc. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock, in the peer group, and the index on 6/30/2002 and its relative performance is tracked through 6/30/2007.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL
Among Allied Healthcare Products, Inc.,
The NASDAQ Composite And A Peer Group

* $100 invested on 6/30/02 in stock or index-including reinvestment of Fiscal year ending June 30.

Legend
Symbol		6/02	6/03	6/04	6/05	6/06	6/07

	Allied Healthcare Products, Inc. NASDAQ Composite Peer Group	100.00 100.00 100.00	82.28 109.91 98.79	118.46 139.04 146.81	113.16 141.74 167.81	133.67 155.82 137.79	153.03 191.32 155.08

AUDIT COMMITTEE

Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors of the Company. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and internal controls, as well as the Company’s relationship with its independent accountants and the performance of such accountants. All of the members of the Audit Committee are independent directors, and the Chairman of the Audit Committee has been determined to have the expertise to serve as chairman by the Corporate Governance Committee. The Board of Directors has adopted a charter for the Audit Committee, which can be accessed under the Corporate Financial section on the Company’s website.

Management has the primary responsibility for preparation of the Company’s financial reports, the Company’s financial reporting systems, and its internal controls. The Audit Committee is not intended to supersede in any respect management’s responsibilities in this regard. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such financial statements with management and with the Company’s independent accountants. The Audit Committee has also discussed with the independent accountants their evaluation of the Company’s financial reporting systems and internal controls, their audit plan, the application of new accounting principles to the Company’s financial statements and other matters required to be communicated to the Committee by Statement on Auditing Standards No. 61, as may be modified or supplemented.

The Audit Committee has received from the independent accountants a letter addressing matters which might bear on the independence of the accountants as required by Independence Standards Board Standard No. 1. The Audit Committee has discussed independence issues with the accountants and has reviewed their fees and scope of services rendered to the Company. The Audit Committee has discussed the performance of the independent accountants with the Company’s management.

In reliance on the foregoing, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

Audit Committee
Judy T. Graves — Chairman
William A. Peck
Joseph E. Root

AUDITOR INDEPENDENCE AND RELATED INFORMATION

RubinBrown LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of RubinBrown LLP are expected to be present at the meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the meeting.

Fees Paid to Independent Registered Public Accounting Firm

During the fiscal years ended June 30, 2007 and 2006, RubinBrown LLP provided various audit, audit related and non-audit related services to us as follows:

	Fiscal 2007	Fiscal 2006
Fee Category	Fees	Fees

Audit Fees — Aggregate fees billed for professional services rendered for the audit of our 2007 and 2006 fiscal year annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2007 and 2006 fiscal years.	$116,750	$112,250
Audit Related Fees — Aggregate fees billed for employee benefit plan audits and accounting consultations.	$11,000	$11,000
Tax Fees — Aggregate fees billed for tax compliance, tax advice and tax planning.	$57,950	$94,545
All Other Fees — Aggregate fees billed for products and services provided other than as described in the preceding three(3) categories.	—	—

Total Fees.	$185,700	$217,795

The Audit Committee approves the engagement of such services in advance in each such instance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

To the Company’s knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 2007.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

The rules of the SEC currently provide that stockholder proposals for the 2008 Annual Meeting must be received at the Company’s principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company’s proxy statement to stockholders in connection with the 2007 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2008 Annual Meeting.

FINANCIAL INFORMATION

The Company’s 2007 Annual Report is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The 2007 Annual Report incorporates the Company’s 2007 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any record or beneficial shareholder as of October 1, 2007, may request additional copies of this Proxy Statement or the 2007 Annual Report by writing to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Chief Financial Officer.

The Company’s reports filed with the SEC, together with ownership and transaction reports of officers, directors and certain stockholders, are available, together with additional information, at the Company’s internet website: www.alliedhpi.com.

COMMUNICATION WITH THE BOARD

Stockholders who want to communicate with the Board of Directors or any of its committees may do so by addressing their correspondence to the board member or members, c/o the Secretary, Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110.

CODE OF ETHICS AND CONDUCT GUIDELINES

The Company has adopted a Code of Ethics and Conduct Guidelines that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller, as well as the members of the Board of Directors. The Code of Ethics and Conduct Guidelines is available on the Company’s website at www.alliedhpi.com. A copy may also be obtained from the Corporate Secretary at Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110. The Company intends to post any amendments to or waivers from its Code of Ethics and Conduct Guidelines (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer and controller or any other officer or director) at this location on its website.

ETHICS HOTLINE

The Company encourages employees to report possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. The ethics hotline number can be found on the Company’s intranet. All such calls are received independently and are referred to the chairman of the audit committee for investigation and disposition where warranted. The Company prohibits retaliatory action against any employee for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations of the Company’s Code of Ethics and Conduct Guidelines.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year the Company may begin “householding” the Company’s Proxy Statement and Annual Report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. The Company will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, the affected stockholder may contact Shareholder Relations at 12000 Sublette Avenue, St. Louis, Missouri 63110. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact Mr. Flowers as indicated in the preceding sentence.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 2007 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Earl R. Refsland
Chief Executive Officer

October 8, 2007

ALLIED HEALTHCARE PRODUCTS, INC.
Annual Meeting of Stockholders — November 8, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the “Company”), each dated October 8, 2007, and the Annual Report to Stockholders on Form 10-K, for the fiscal year ended June 30, 2007, and appoints Earl R. Refsland and Daniel C. Dunn as the proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held on November 8, 2007 at 9:00 a.m., Central Time, at the Corporate Headquarters of Allied Healthcare Products, Inc. 1720 Sublette, St. Louis, Missouri, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
ALLIED HEALTHCARE PRODUCTS, INC.
November 8, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20500000000000001000 2 110807
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. To elect the persons listed below as directors of the company to serve for a term of one year or until their successors are elected and qualified:
NOMINEES:
FOR ALL NOMINEES O Judith T. Graves O Joseph E. Root WITHHOLD AUTHORITY O Dr. William A. Peck FOR ALL NOMINEES O Earl R. Refsland O John D. Weil
FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
2. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies’ discretion, and in their discretion.
PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 18922-32